                                 Exhibit 11.1

            Statement of Computation of Net Income Per Common Share


 (In thousands, except per share amounts)                 Three Months Ended                            Six Months Ended
                                                             December 31,                                 December 31,
                                                  --------------------------------             ----------------------------------
                                                       1996              1995                        1996             1995
                                                  --------------     -------------             ----------------   ---------------
Primary:
     Weighted average
           shares outstanding                        38,833             32,466                      35,668             29,968
     Dilutive stock options                               -              -                               -                  -
                                                  --------------     -------------             ----------------   ---------------

               Total                                 38,833             32,466                      35,668             29,968
                                                  ==============     =============             ================   ===============

Fully diluted:
     Weighted average
          shares outstanding                         38,833             32,466                      35,668             29,968
     Dilutive stock options                               -              -                               -                  -
                                                --------------       --------------            --------------     -------------
               Total                                 38,833             32,466                      35,668             29,968
                                                ==============       ==============            ==============     ==============
Net loss                                           $(13,163)          $(11,163)                    $(4,167)           $(7,803)

Income  per common share
     Primary:                                        $(0.34)            $(0.34)                     $(0.12)            $(0.26)
     Fully diluted:                                  $(0.34)            $(0.34)                     $(0.12)            $(0.26)
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